UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 22, 2016

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the 2016 special meeting of stockholders of Histogenics Corporation (the “Company”) held on November 22, 2016 (the “Special Meeting”), the following proposal was submitted to the stockholders of the Company:

Proposal 1:	The approval, as required by and in accordance with NASDAQ Marketplace Rule 5635(d) (which requires stockholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock), the issuance of up to an aggregate of 24,203,942 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), consisting of: (i) 10,737,275 shares of Common Stock issuable upon the conversion of 24,158.8693 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 (the “Series A Preferred Stock”), sold pursuant to the Securities Purchase Agreement dated as of September 15, 2016; and (ii) 13,466,667 shares of Common Stock issuable upon exercise of certain warrants for the purchase of Common Stock (the “NASDAQ Proposal”).

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 2, 2016 (the “Proxy Statement”). Of the 15,873,214 shares of the Company’s common stock entitled to vote at the Special Meeting, 11,898,562 shares, or approximately 75.0%, were represented at the meeting in person or by proxy, constituting a quorum. Of the 13,277,155 shares of the Company’s common stock entitled to vote on the NASDAQ Proposal at the Special Meeting (calculated based on 15,873,214 shares of Common Stock outstanding on the record date for the Special Meeting minus the 2,596,059 shares of Common Stock held by purchasers of the Series A Preferred Stock in the private placement), 10,367,074 shares, or approximately 78.1%, were represented at the meeting in person or by proxy. The number of votes cast for or against, as well as broker non-votes, in respect of the NASDAQ Proposal are set forth below.

Proposal 1:     Approval of the NASDAQ Proposal.

The Company’s stockholders approved the NASDAQ Proposal. The votes regarding this proposal were as follows:

Votes For	Votes Against	Broker Non-Votes
10,347,424	19,650	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGENICS CORPORATION

Date: November 22, 2016	By:	/s/ Adam Gridley
Adam Gridley
President and Chief Executive Officer